Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the registration statements and related prospectuses of The Coca-Cola Company listed below of our reports dated (i) February 25, 2016 (except for the effects of the change in reportable segments and the retrospective adoption of the updated accounting standards in Notes 1, 8, 10, 16 and 19 to the consolidated financial statements, as to which the date is October 27, 2016), with respect to the consolidated financial statements of The Coca-Cola Company and subsidiaries, and (ii) February 25, 2016 with respect to the effectiveness of internal control over financial reporting of The Coca-Cola Company and subsidiaries, included in this Current Report on Form 8-K.

1	Registration Statement Number 2-88085 on Form S-8
2	Registration Statement Number 333-78763 on Form S-8
3	Registration Statement Number 2-58584 on Form S-8
4	Registration Statement Number 33-26251 on Form S-8
5	Registration Statement Number 33-45763 on Form S-3
6	Registration Statement Number 333-27607 on Form S-8
7	Registration Statement Number 333-35298 on Form S-8
8	Registration Statement Number 333-83270 on Form S-8
9	Registration Statement Number 333-83290 on Form S-8
10	Registration Statement Number 333-88096 on Form S-8
11	Registration Statement Number 333-123239 on Form S-8
12	Registration Statement Number 333-150447 on Form S-8
13	Registration Statement Number 333-169722 on Form S-8
14	Registration Statement Number 333-169724 on Form S-3
15	Registration Statement Number 333-170331 on Form S-3
16	Registration Statement Number 333-179707 on Form S-8
17	Registration Statement Number 333-186948 on Form S-8
18	Registration Statement Number 333-186949 on Form S-8
19	Registration Statement Number 333-186950 on Form S-8
20	Registration Statement Number 333-191953 on Form S-3
21	Registration Statement Number 333-194214 on Form S-8
22	Registration Statement Number 333-194215 on Form S-8
23	Registration Statement Number 333-195553 on Form S-8
24	Registration Statement Number 333-207643 on Form S-8

/s/ ERNST & YOUNG LLP

Atlanta, Georgia
October 27, 2016